MORTGAGE AND SECURITY AGREEMENT

     THIS MORTGAGE AND SECURITY AGREEMENT (this "Mortgage") is made and entered into as of the 22nd day of October, 1991, by and between Vindicator, Inc. of Hillsborough County, Florida, hereinafter called Mortgagor; and Nordion International, Inc., a Canadian corporation hereinafter called Mortgagee;

                              W I T N E S S E T H:
                              --------------------

     Mortgagor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Mortgagor paid by Mortgagee, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, assign, transfer, convey and confirm unto Mortgagee that certain parcel of real property situate in Hillsborough County, Florida, and described as follows:

     A parcel of land being in the SW1/4 of Section 2, TOWNSHIP 30 SOUTH, RANGE 23 EAST, Polk County, Florida, being more particularly described as follows:

     Commence at the Southwest corner of said Section 2; thence North 00o07'56" West along the West line of said SW1/4 a distance of 1614.06 feet to the South line of the North 990 feet of said SW1/4; thence North 88o34'0" East along said South Line and parallel with the North line of said SW1/4 a distance of 1643.3 feet to the point of beginning; thence South 01o26'00" East, 360.00 feet; thence North 88o34'00" East parallel with said North line of the SW 1/4 a distance of 317.31 feet to the point of Curvature of a curve concaved Northwesterly having a radius of 570.00 feet, a central angle of 18o51'00", a chord bearing of North 79o08'30" East, and a chord distance of 186.68 feet; thence Northeasterly along said curve 187.53 feet to the point of Tangency; thence North 69o43'00" East, 56.11 feet to point of Curvature of a curve concaved Northwesterly having a radius of 30.00 feet, a central angle of 90o00'00", a chord bearing of North 24o43'00" East, and a chord distance of 42.43 feet; thence Northeasterly along said curve 47.12 feet to the point of Tangency, said point being on the Westerly right of way line of Prairie Mine Road; thence North 20o17'00" West along said right of way line 288.70 feet to said South line of the North 990 feet of said SW1/4; thence South 88o34'00" West along said South line and parallel with said North line of the SW1/4 a distance of 480.00 feet to the point of beginning

(the "Land"); together with all plants of every kind now growing or that may be hereafter growing on or upon the Land; all buildings, structures and other improvements now on or hereafter placed or constructed on the Land; all fixtures, furniture, furnishings, equipment, appliances and all other personalty now on the Land or that may hereafter be erected or placed thereon or acquired therefor, including, but not limited to, all heating, fighting, plumbing, ventilating, refrigerating, air conditioning, sprinkling, water and power systems, appliances and fixtures; all windows and doors, screens, awnings, window shades, bath tubs, sinks, toilets, basins, mirrors, refrigerators, hot water

This instrument was prepared by:
Bonnie J. Pinzel
One Tampa City Center, Suite 2700
Tampa, Florida 33602

heaters and ranges; and all substitutions and replacements of or for any of the foregoing and all proceeds thereof, including insurance proceeds; together with all rents, issues, income and profits from any and all of the foregoing, a of which are hereby specifically assigned and pledged to Mortgagee as security for the payment of all debt herein referred to and Mortgagor's Performance of all of Mortgagor's covenants and agreements herein contained.

     Mortgagor also hereby grants, assigns, transfers and conveys to Mortgagee all and singular the ways, easements, riparian and other rights, and all tenements, hereditaments and appurtenances belonging to the Property or in anywise appertaining thereto.

     Mortgagor hereby grants to Mortgagee a mortgage and a security interest in all of the Property and in addition to the rights of a mortgagee. Mortgagee shall have all rights of a secured party under the Florida Uniform Commercial Code.

     TO HAVE AND TO HOLD the Property unto Mortgagee forever.

     Mortgagor hereby covenants with Mortgagee that Mortgagor is indefeasibly seized with the absolute and fee simple title to the Property; that Mortgagor has full power and lawful authority to sell, convey, assign, transfer and mortgage the same; that it shall be lawful for Mortgagee at any time hereafter peaceably and quietly to enter upon, have, hold and enjoy the Property and every part thereof.

     Mortgagor covenants that Mortgagor, at Mortgagor's own expense, will execute such other and further instruments and assurances to vest absolute and fee simple title to the Property in Mortgagee that may be requested by Mortgagee; and that Mortgagor will warrant and defend the title to the Property unto Mortgagee against the lawful claims and demands of all persons whomsoever.

     This Mortgage and Security Agreement is given to secure to Mortgagee any payment, up to $600,000, to be made by Mortgagor to Mortgagee pursuant to a Reimbursement and Indemnity Agreement dated October 22, 1991 by and between Mortgagor and Mortgagee whereby Mortgagor has agreed to indemnify Mortgagee against any payment, up to $600,000, required to be made by Mortgagee to ACSTAR Insurance Company ("ACSTAR") pursuant to an indemnity agreement being entered into by Mortgagee with ACSTAR to secure a License and Permit Bond between Mortgagor and Acstar for the benefit of the State of Florida, in the amount of $600,000. As of the date hereof, the sum of $4,500 has been advanced by Mortgagee in connection with such License and Permit Bond and is secured hereby.

     Mortgagor hereby further covenants to pay all taxes and assessments levied or assessed upon the Property before the same become delinquent, and in no event to permit the Property, or any part thereof, to be sold for nonpayment of taxes or assessments; to keep the Property in good repair and to permit, commit or suffer no waste, impairment or deterioration thereof; to comply strictly with all laws and governmental regulations and rules affecting the Property or its operation; to pay all taxes that may be levied or assessed on this Mortgage or the moneys secured hereby; to permit no mechanic's or other liens arising either by contract or by law to be created or rest upon all or any part of the Property for ten days without the same being paid or released and discharged of the Property; and to pay all costs and expenses incurred or paid by Mortgagee in collecting the moneys hereby secured or in enforcing or protecting the rights and security of the Mortgagee hereunder, including reasonable attorney's fees incurred out of court, at trial, on appeal, or in bankruptcy proceedings, in the event this Mortgage and the liability be placed in the hands of an attorney for collection.

     Mortgagor further covenants to keep the buildings, structures and other improvements now or hereafter erected or placed on the Land and constituting a part of the Property constantly insured against all loss or damage for the full insurable value thereof for fire, windstorm and extended coverage in insurance companies satisfactory to Mortgagee (but Mortgagee shall not be liable for the insolvency or irresponsibility of any such companies), which policies shall provide for not less than 10 days prior written notice of cancellation to Mortgagee, and to pay promptly all premiums for such insurance, the policies representing which shall be delivered to and held by Mortgagee as additional security for the payment of the indebtedness and liability secured hereby. All sums recoverable on any such insurance policies shall be made payable to Mortgagee by a loss payable clause satisfactory to Mortgagee, to be attached to such policies. In the event any such insurance policy shall expire during the life hereof, Mortgagor agrees to procure and pay for renewal a thereof, with the above requirements, replacing such expired policy, ten days prior to the expiration date of such policy. In case of loss, Mortgagee is hereby authorized to adjust and settle any claim under any such policy and Mortgagee is authorized to collect and receipt for any such insurance money and to apply the same, at Mortgagee's option, in reduction of the indebtedness hereby secured, whether due or not, or to allow Mortgagor to use such insurance money, or any part thereof, in repairing the damage or restoring the improvements or other property without affecting the lien hereof for the full amount secured hereby.

     It is further covenanted that Mortgagee may (but shall not be obligated to) advance moneys that should have been paid by Mortgagor hereunder in order to protect the lien or security hereof, and Mortgagor agrees without demand to forthwith repay such money, which amount shall bear interest from the date so advanced until paid at the rate of twelve percent (12%) per annum and shall be considered as so much additional indebtedness secured hereby; but no payment by Mortgagee of any such moneys shall be deemed a waiver of any rights of Mortgage hereunder.

     Mortgagor further covenants that granting any extension or extensions of the time for payment of any part or all of the total indebtedness or liability secured hereby, or taking other or additional security for payment thereof, shall not affect this Mortgage or the rights of Mortgagee hereunder, or operate as a release from any liability upon any part of the indebtedness hereby secured or under any covenant herein contained.

     It is further covenanted and made of the essence hereof that in case of failure to make any payment when due or default for thirty (30) days in the performance of any of the other covenants herein on the part of Mortgagor, then the Mortgagee may consider all unmatured indebtedness or liability secured hereby, and accrued interest thereon, as immediately due and payable, without demand and without notice or declaration, and Mortgagee shall have the right forthwith to institute proceedings to enforce the collection of all moneys secured hereby and/or to foreclose the lien hereof.

     It is further stipulated and agreed by and between the parties that Mortgagee shall have the right to exercise any option or privilege herein given or reserved and to enforce any duty of Mortgagor at any time without further or other notice regardless of any prior waiver by Mortgagee or default of Mortgagor or delay by Mortgagee in exercising any right, option, or privilege or enforcing such duty of Mortgagor, and no waiver by Mortgagee or default of Mortgagor nor delay of Mortgagee in exercising any right, privilege or option or in enforcing any duty of Mortgagor shall be deemed, held, or construed to be a waiver or any of the terms or provisions of this Mortgage or of any subsequent or continuing default.

     Mortgagee agrees that Mortgagor may borrow up to $1,500,000 and secure such borrowing with a prior mortgage on the Property. In this regard Mortgagee agrees to subordinate its rights under this Mortgage and Security Agreement to such lender.

     Mortgagor hereby waives all rights of homestead and exemption granted by the Constitution and laws of Florida. All covenants and obligations of the respective parties hereto shall extend to and be binding upon their respective heirs, personal representatives, successors and assigns.

      IN WITNESS WHEREOF, Mortgagor has executed this Mortgage this 22nd day of October, 1991.

      Signed, sealed and delivered in the presence of:

                                                  VINDICATOR, INC.

  /s/ Walter H. Harkala                           By: /s/ Sam R. Whitney
----------------------------                         ----------------------
 (LS) Walter H. Harkala                              Sam R. Whitney, President
      Secretary
 ---------------------------

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

        BEFORE ME, the undersigned authority, on this 22nd day of October, 1991, personally appeared Sam R. Whitney, to me known, who, being by me duly sworn did depose and say that he is the president of Vindicator, Inc., the corporation that executed the Mortgage and Security Agreement, and that the same was executed freely and voluntarily, for the uses and purposes therein expressed.

        WITNESS my hand and official seal the date aforesaid.


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                                                          Notary Public

                                                          My Commission Expires: